EXHIBIT 77Q1(e)(2)

The Investment Sub-Advisory Agreement, dated May 1, 2006, for MFS Series Trust XIII, is contained in Post-Effective Amendment No. 36 to the Registration Statement for MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 27, 2006, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.